SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BP Capital Markets America Inc.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	74-3028746
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification no.)

501 Westlake Park Boulevard Houston, Texas 77079	77079
(Address of Principal Executive Offices)	(Zip Code)

Securities Act registration statement file number to which this form relates:

333-254751-02

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
3.001% Guaranteed Notes due 2052 3.379% Guaranteed Notes due 2061	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

EXPLANATORY NOTE

This Amendment No. 1 to the registration statement on Form 8-A of BP Capital Markets America Inc. filed on September 17, 2021 (the “Registration Statement”) is being filed for the sole purpose of correcting a typographical error on the cover page of the Registration Statement. Except as described above, no other changes have been made to the Registration Statement.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

BP Capital Markets America Inc. (the “Company”) hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus dated March 26, 2021 under “Description of the Debt Securities and Guarantees” and in the Prospectus Supplement dated September 14, 2021 under “Description of Notes”, filed with the Commission on September 15, 2021 under Rule 424(b)(5), pursuant to the Company’s registration statement on Form F-3ASR (File Nos. 333-254751 and 333-254751-02) filed with the Commission on March 26, 2021 (the “Registration Statement”), under the Securities Act of 1933, as amended.

Item 2.	Exhibits.

1.

Indenture, dated as of June 4, 2003, among the Company, BP p.l.c., as guarantor (the “Guarantor”), and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank), as trustee (the “Trustee”) (incorporated by reference to Exhibit 4 to the Guarantor’s Form F-3 dated November 3, 2003).

2.

The Eleventh Supplemental Indenture, dated as of February 8, 2021 among the Company, the Guarantor and the Trustee (incorporated by reference to Exhibit 2 to the Company’s Form 8-A dated February 8, 2021).

3.

The Thirteenth Supplemental Indenture, dated as of September 17, 2021 among the Company, the Guarantor and the Trustee (incorporated by reference to Exhibit 3 to the Company’s Form 8-A dated September 17, 2021).

4.	Form of 3.379% Guaranteed Notes due 2061 (included in Exhibit A-1 to the Thirteenth Supplemental Indenture filed as Exhibit 3).

5.	Form of 3.001% Guaranteed Notes due 2052 (included in Exhibit A-2 to the Thirteenth Supplemental Indenture filed as Exhibit 3).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BP Capital Markets America Inc.

Date: September 21, 2021	By:	/s/ Thu Dang
	Name:	Thu Dang
	Title:	Vice President